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                                                                      EXHIBIT 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-22285) pertaining to The Cosmos Broadcasting Corporation Retirement and Savings Plan of our report dated June 1, 2001, with respect to the financial statements of The Cosmos Broadcasting Corporation Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.




                                                ERNST & YOUNG LLP


Greenville, South Carolina
June 12, 2001


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